Exhibit 10.1

[Form of Director and Officer Indemnification Agreement]
DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

This Director and Officer Indemnification Agreement, executed and effective as of __________ ___, 20___ (this “Agreement”), is made by and between FirstEnergy Corp., an Ohio corporation (the “Company”), and __________ (“lndemnitee”).
RECITALS:
A.In recognition of the need for corporations to be able to induce capable and responsible persons to accept positions in corporate management, Ohio Revised Code (“ORC”) §1701.13(E) authorizes (and in some instances requires) corporations to indemnify their directors and officers, authorizes (and sometimes requires) corporations to advance funds to pay for expenses of its directors and officers prior to the final disposition of an action, suit or proceeding, and further authorizes corporations to purchase and maintain insurance for the benefit of their directors and officers.

B.Indemnification by a corporation serves the policies of (1) allowing directors and officers to resist unjustified lawsuits, secure in the knowledge that, if vindicated, the corporation will bear the expense of litigation; (2) encouraging capable women and men to serve as corporate directors and officers, secure in the knowledge that the corporation will absorb the costs of defending their honesty and integrity; (3) allowing directors, officers and corporations to dispose of vexatious and distracting litigation through negotiation of settlements; and (4) authorizing corporations to purchase and maintain insurance for the benefit of their directors and officers.

C.ORC §1701.13(E) also authorizes a corporation to pay in advance of the final disposition of an action, suit or proceeding the expenses incurred by a director or officer in the defense thereof, and any such right to the advancement of expenses may be made separate and distinct from any right to indemnification and need not be subject to the satisfaction of any standard of conduct or otherwise affected by the merits of any claims against the director or officer.

D.Under Ohio law, a director’s and officer’s right to be reimbursed for the costs of defense of criminal actions, whether such claims are asserted under state or federal law, does not depend upon the merits of the claims asserted against the director or officer, which are separate and distinct from any right to indemnification the director or officer may be able to establish, and indemnification of the director or officer against criminal fines and penalties is permitted if the director or officer satisfies the applicable standard of conduct as a director or officer.

E.Indemnitee is a director and/or officer of the Company and Indemnitee’s willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify Indemnitee in accordance with the principles reflected above, to the fullest extent permitted by the laws of the state of Ohio, and upon the other undertakings set forth in this Agreement.

F.Regulation 31 of the Company’s Amended Code of Regulations (the “Regulations”) require the Company to indemnify each director and officer and former director and officer of the Company to the full extent then permitted by law.

G.Regulation 32 of the Regulations provides that the Company, with the approval of the Company’s Board of Directors (the “Board”), may purchase and maintain insurance or furnish similar protection on behalf of our for any persons that the Company may indemnify under the Regulations, against any liability asserted against and incurred by any such person in any capacity, or arising out of his or her status as such.

H.Regulation 33 of the Regulations provides that the Company, with the approval of the Board, may enter into agreements with any persons that the Company may indemnify under the Regulations, and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Company would have power under the law or the Regulations to indemnify such person.

I.Therefore, in recognition of the need to provide Indemnitee with contractual protection against personal liability, in order to procure Indemnitee’s service as a director and/or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s Amended Articles of Incorporation or the Regulations (collectively, the “Constituent Documents”), any change in the composition of the Board including, but not limited to, the retirement of a director, or any change-in-control or business combination transaction relating to the Company), or any change in the director’s or officer’s status through retirement or resignation, the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section l(f)) to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

J.In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

NOW, THEREFORE, the parties hereby agree as follows:
1.Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a)“Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:

(A)for purposes of this Section 1(a)(i), the following acquisitions will not constitute a Change in Control: (1) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors, (2) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (3) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (4) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 1(a)(iii) below;

(B)if any Person acquires beneficial ownership of 20% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A)(1) of Section 1 (a)(i) and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition will be deemed to constitute a Change in Control;

(C)a Change in Control will not be deemed to have occurred if a Person acquires beneficial ownership of 20% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(D)if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Company, then no Change in Control will have occurred as a result of such Person’s acquisition; or

(ii)a majority of the Directors are not Incumbent Directors; or

(iii)the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination or a holding company as described in ORC §1701.802(A), or any successor provision) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 1(a)(iii).

For purposes of this Section 1(a) and as used elsewhere in this Agreement, the following terms have the following meanings:

(A)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(B)“Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(C)“Subsidiary” means an entity in which the Company or any holding company as described in ORC §1701.802(A), or any successor provision, directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

(D)“Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).

(b)“Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding of any kind, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; and (ii) any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by or at the behest of the Company or any other person, including without limitation any federal, state or other court or governmental entity or agency and any committee or other representative of any corporate constituency, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding.

(c)“Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 20% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise will be deemed to constitute control for purposes of this definition.

(d)“Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e)“ERISA Losses” means any taxes, penalties or other liabilities under the Employee Retirement Income Security Act of 1974, or Section 4975 of the Internal Revenue Code of 1986.

(f)“Expenses” means attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in, responding to or otherwise participating in (including on appeal), or preparing to investigate, defend, respond to, be a witness in or otherwise participate in (including on appeal), any Claim, any federal, state, local or foreign income tax paid or payable by the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and any amounts paid in settlement prior to a final, nonappealable judgment or conviction.

(g)“Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit (including any employee benefit plan or related trust), as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee will be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, trustee or agent of such entity or enterprise and (i) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (ii) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or a Controlled Affiliate directly or indirectly caused or authorized Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(h)“Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

(i)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company (or any Subsidiary) or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j)“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA Losses and amounts paid in settlement following a final, nonappealable judgment or conviction, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

2.Indemnification Obligation. Subject to Section 8, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted or required by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that, (a) except as provided in Sections 4 and 21, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim and (b) no repeal or amendment of any law of the State of Ohio shall in any way diminish or adversely affect the rights of Indemnitee pursuant to this Agreement in respect of any occurrence or matter arising prior to any such repeal or amendment.

3.Advancement of Expenses. Indemnitee will have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under this Agreement with respect to the Indemnifiable Claim or the absence of any prior determination to the contrary. Without limiting the generality or effect of the foregoing, within five business days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses; provided that Indemnitee shall repay, without interest any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, the Indemnitee shall execute and deliver to the Company an Undertaking substantially in the form of Exhibit A attached hereto and made a part hereof (subject to Indemnitee filling in the blanks therein and selecting from among the bracketed alternatives therein, the “Undertaking”), averring that the Indemnitee has reasonably incurred or will reasonably incur actual Expenses in defending an Indemnifiable Claim. The Undertaking need not be secured and the Company must accept the Undertaking without reference to Indemnitee’s ability to repay the Expenses. Unless (x) at the time of the Indemnitee’s act or omission at issue, the Constituent Documents prohibit such advances by specific reference to ORC §1701.13(E)(5)(a), or any successor provision, (y) the only liability asserted against the Indemnitee in the subject action, suit or proceeding is pursuant to ORC §1701.95, or any successor provision, or (z) the Board of Directors determines, by a majority vote of a quorum consisting of the Disinterested Directors, the only liability asserted against the Indemnitee in the subject action, suit or proceeding is in the Indemnitee’s role as an officer of the Company, the Indemnitee will be eligible to execute Part A of the Undertaking by which the Indemnitee undertakes to: (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company; and (ii) reasonably cooperate with the Company concerning the action, suit, proceeding or claim. In all cases, the Indemnitee will be eligible to execute Part B of the Undertaking by which the Indemnitee undertakes to repay such amount if it ultimately is determined that the Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise. In the event that the Indemnitee is eligible to and does execute both Part A and Part B of the Undertaking, the Expenses which are paid by the Company pursuant thereto will be required to be repaid by the Indemnitee only if the Indemnitee is required to do so under the terms of both Part A and Part B of the Undertaking. In no event will Indemnitee’s right to the payment, advancement or reimbursement of Expenses pursuant to this Section 3 be conditioned upon any undertaking that is less favorable to Indemnitee than, or that is in addition to, the undertakings set forth in Exhibit A.

4.Indemnification for Additional Expenses. Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all Expenses paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee in connection with any Claim made, instituted or conducted by Indemnitee, in each case, to the fullest extent permitted or required by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, reimbursement or advancement of such Expenses for (a) indemnification or payment, advancement or reimbursement of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, however, that Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related.

5.Contribution. To the fullest extent permissible under applicable law in effect on the date hereof or as such law may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the payment of any and all Indemnifiable Claims or Indemnifiable Losses, in such proportion as is fair and reasonable in light of all of the circumstances in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Indemnifiable Claim or Indemnifiable Loss and/or (b) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s); provided that such contribution shall not be required where it is determined, pursuant to a final disposition of such Indemnifiable Claim or Indemnifiable Loss in accordance with Section 9, that Indemnitee is not entitled to indemnification by the Company with respect to such Indemnifiable Claim or Indemnifiable Loss.

6.Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss, but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7.Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall submit to the Company a written request, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss will not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

8.Determination of Right to Indemnification.

(a)To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including without limitation through a dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 8(b)) will be required. In the event that a matter as to which there has been a dismissal without prejudice is later revived in the same or similar form, that matter will be treated as a new Claim for all purposes of this Agreement.

(b)To the extent that the provisions of Section 8(a) are inapplicable to an Indemnifiable Claim that will have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Ohio law that is a legally required condition precedent to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim (a “Standard of Conduct Determination”) will be made as follows: (i) if a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the Standard of Conduct Determination be made pursuant to this clause (i), (A) by a majority vote of a quorum consisting of the Disinterested Directors, (B) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, or (C) if such quorum of Disinterested Directors is not available or if a majority of such a quorum so direct, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall have occurred and Indemnitee shall not have requested that the Standard of Conduct Determination be made pursuant to clause (i), by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. Indemnitee will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the person or persons making such Standard of Conduct Determination.

(c)The Company shall use its commercially reasonable efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under Section 8 to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, that is permitted under the provisions of Section 8(e) to make such determination and (ii) Indemnitee shall have fulfilled his/her obligations set forth in the second sentence of Section 8(b), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time for the obtaining or evaluation or documentation and/or information relating thereto.

(d)If (i) Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 8(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Ohio law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 8(b) or (c) to have satisfied any applicable standard of conduct under Ohio law which is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, then the Company shall pay to Indemnitee, within five business days after the later of (x) the Notification Date in respect of the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses.

(e)If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected will act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 8(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 8(e), as the case may be, either the Company or Indemnitee may petition the Federal or state courts of Ohio for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person or firm selected by the court or by such other person as the court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 8(b).

9.Presumption of Entitlement.

(a)     In making a determination of whether Indemnitee has been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, the Company acknowledges that a resolution, disposition or outcome short of dismissal or final judgment, including outcomes that permit Indemnitee to avoid expense, delay, embarrassment, injury to reputation, distraction, disruption or uncertainty, may constitute such success. In the event that any Indemnifiable Claim or any portion thereof or issue or matter therein is resolved or disposed of in any manner other than by adverse judgment against Indemnitee (including any resolution or disposition thereof by means of settlement with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in defense of such Indemnifiable Claim or portion thereof or issue or matter therein. The Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary.

(b)     In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the state or Federal courts in Ohio. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.
(c)     Without limiting the generality or effect of Section 9(b), (i) to the extent that any Indemnifiable Claim relates to any entity or enterprise (other than the Company) referred to in clause (i) of the first sentence of the definition of “Indemnifiable Claim,” Indemnitee shall be deemed to have satisfied the applicable standard of conduct if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the interests of such entity or enterprise (or the owners or beneficiaries thereof, including in the case of any employee benefit plan the participants and beneficiaries thereof) and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, and (ii) in all cases, any belief of Indemnitee that is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, the Board, or any committee of the Board, or on information or records given or reports made to the Company, the Board, or any committee of the Board by an independent certified public accountant or by an appraiser or other expert selected by or on behalf of the Company, the Board, or any committee of the Board shall be deemed to be reasonable.

10.No Other Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

11.Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of incorporation, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

12.Liability Insurance and Funding. For the duration of Indemnitee’s service as a director or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. Upon request, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). As long as commercially available, in all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. To the extent requested by Indemnitee, the Company may, in its sole discretion and at any time and from time to time, provide security to Indemnitee for the Company’s obligations under this Agreement through a bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld; provided that any such bank line of credit, funded trust or other collateral arrangement may be terminated by the Company if it is subsequently determined that Indemnitee was not entitled to indemnification or advancement of expenses under this Agreement.

13.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(g). Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

14.No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise actually received and is entitled to retain payment (net of Expenses incurred in connection therewith and any repayment by Indemnitee made with respect thereto) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(g)) in respect of such Indemnifiable Losses otherwise indemnifiable hereunder.

15.Defense of Claims. The Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee (which may include counsel for the carrier); provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim to which the Indemnitee is, or could have been, a party unless such settlement (a) solely involves the payment of money, (b) does not include an admission of fault of Indemnitee, (c) does not materially adversely affect the Indemnitee’s defense in any other pending suit or proceeding involving the Company or any of its current or former directors and officers, and (d) and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee and provided further that the failure by the Company or the Indemnitee to respond to a proposed settlement for a period of more than ten consecutive business days will constitute unreasonably withholding consent. To the fullest extent permitted by Ohio law, the Company’s assumption of the defense of a Claim pursuant to this Section 16 will constitute an irrevocable acknowledgement by the Company that any Expenses incurred by or for the account of Indemnitee in connection therewith are indemnifiable by the Company under this Agreement.

16.Successors and Binding Agreement. (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise, and including any holding company as described in ORC §1701.802(A), or any successor provision) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise, and including any holding company as described in ORC §1701.802(A), or any successor provision (and such successor will thereafter be deemed to be the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.

(b)This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c)This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 16(a) and 16(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 16(c), the Company will have no liability to pay any amount so attempted to be assigned or transferred.

17.Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic mail transmission (with receipt thereof confirmed orally or electronically), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

18.Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the state and Federal courts in Ohio for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state or Federal courts in Ohio.

19.Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

20.Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. This Agreement will supersede and replace any and all prior indemnification agreements between the Company and Indemnitee.

21.Legal Fees and Expenses. It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement (including its obligations under Section 3) or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by Indemnitee in connection with any of the foregoing to the fullest extent permitted or required by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required payment of such fees and expenses.

22.Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (a) “it” or “its” or words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (d) the terms “Article,” “Section,” unless referring to statutory provisions, “Annex” or “Exhibit” refer to the specified Article, Section, Annex or Exhibit of or to this Agreement, (e) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), (f) the word “or” is disjunctive but not exclusive, and (g) descriptive headings of the Sections and subsections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday.

23.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute and the Indemnitee has executed this Agreement as of the date first above written.

FirstEnergy Corp., 76 South Main Street
Akron, Ohio 44308

By:
Name:
Title:

, "Indemnitee"
[Address]

EXHIBIT A
UNDERTAKING

1.This Undertaking is submitted pursuant to the Director and Officer Indemnification Agreement, dated _____________ _____, 20___, between FirstEnergy Corp., an Ohio corporation (the “Company”), and the undersigned.

2.I am requesting advancement or payment of Expenses that I have reasonably incurred or will reasonably incur in defending an Indemnifiable Claim referred to in the aforesaid Director and Officer Indemnification Agreement.

The Expenses for which payment is requested are, in general, all expenses related to

Part A1

I hereby undertake to (a) repay all amounts paid pursuant hereto if it is proved by clear and convincing evidence in a court of competent jurisdiction that my action or failure to act which is the subject of the matter described herein involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company, or to the extent such amounts are not ultimately used as permitted and (b) reasonably cooperate with the Company concerning the action, suit, proceeding or claim.

_______________________________
[INDEMNITEE NAME]

_______________________________
    1 The Indemnitee shall not be eligible to execute Part A of this Undertaking if (x) at the time of the Indemnitee’s act or omission at issue, the Articles or the Regulations of the Company prohibit such advances by specific reference to the Ohio Revised Code (the “ORC”) §1701.13(E)(5)(a), or any successor provision, (y) the only liability asserted against the Indemnitee is in an action, suit, or proceeding on the Company’s behalf pursuant to ORC §1701.95, or any successor provision, or (z) the Board of Directors determines, by a majority vote of a quorum consisting of the Disinterested Directors, the only liability asserted against the Indemnitee in the subject action, suit or proceeding is in the Indemnitee’s role as an officer of the Company. In the event that the Indemnitee is eligible to and does execute both Part A and Part B hereof, the costs, charges, and expenses which are paid by the Company pursuant hereto shall be required to be repaid by the Indemnitee only if the Indemnitee is required to do so under the terms of both Part A and Part B.

Part B

I hereby undertake to repay all amounts paid pursuant hereto if it ultimately is determined that I am not entitled to be indemnified by the Company under the aforesaid Director and Officer Indemnification Agreement or otherwise.

_______________________________
[Signature of Indemnitee]